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                                                                    EXHIBIT 10 M

                                   SUBLEASE

This Sublease is entered into this ________ day of _______, 1995, by and between Commodore Cruise Line, Limited, a Cayman Island corporation with an office at 4000 Hollywood Boulevard, Hollywood, Florida 33021 ("Sublessor") and New Commodore Cruise Lines Limited, a Bermuda corporation, ("Sublessee") with reference to the following facts:

A. Pursuant to an July 22, 1991 Lease Agreement number 0T00021 and amendments 000191 and 000192 (the "Main Lease") between IBM Credit Corporation ("Lessor") and Sublessor, Sublessor has leased computer equipment and software (the "Equipment") and desires to sublease the Equipment to Sublessee, and

B.   Sublessee desires to sublease the Equipment.

NOW, THEREFORE, the parties agree as follows:

1.   DESCRIPTION OF EQUIPMENT

     Sublessor hereby leases to Sublessee, and sublessee hereby leases from Sublessor, for the term, and subject to the conditions and covenants hereinafter set forth, the Equipment as listed on Attachment A.

2.   TERM

     The term of this Sublease shall commence on June 30, 1995 and shall end in accordance with the terms specified in the Main Lease. Sublessee shall have the purchase rights for the Equipment as set forth in the Main Lease provided they are not in default of this Sublease.

3.   RENT

     Rent shall be paid as defined in the Main Lease and shall commence on June 30, 1995. Rent shall include all applicable sales taxes and property taxes.

     Sublessee will pay the rent to Sublessor, at the address set forth above, or at such address as Sublessor may from time to time designate. Sublessee agrees to pay all such sums monthly, in arrears, and without demand. If the term of this Sublease commences on a day other than the first day of the month or terminates on a day other than the last day of a month, then the installments and any adjustments thereto for such month or months shall be prorated, based on the number of days in such month.

4.   LIMITATIONS OF LIABILITY

     Sublessee has inspected the Equipment and accepts it "as is, where is". Sublessor shall not be liable for any special, incidental, consequential or exemplary damages, including without limitation, for the loss of use, loss of profits or for the loss of data information of any kind, arising out of or in connection with this Agreement.

5.   ASSIGNMENT AND SUBLETTING
     Sublessee may sublease or assign the subleased Equipment or any part thereof subject to the terms of the Main Lease. Sublessee shall not be released from its obligations under the terms of this Sublease.

6.   INSURANCE
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     Sublessee agrees that, at all times during the Sublease term, it will keep in force and effect all insurance as is required under the Main Lease and shall name Lessor and Sublessor as additional insured.

7.   GENERAL

a) This Sublease embodies the entire agreement between the parties hereto relative to the subject matter hereof and shall not be modified, changed, or altered in any respect except in writing.

b) The covenants, agreements, and obligation herein contained shall extend to, bind, and insure the benefit not only of the parties hereto but their successors and assigns; and where more than one party shall be Sublessor under this lease, the word "Sublessor" whenever used in this lease shall be deemed to include all such parties jointly and severally.

c) Whenever under this Sublease, a provision is made for notice of any kind, such notice shall be in writing and signed by or on behalf of the party giving or making the same, and it shall be deemed sufficient notice and service thereof if such notice is sent by registered or certified mail, postage prepaid, to the address furnished for such purpose. Copies of any notices to Sublessee shall also be sent to 4000 Hollywood Boulevard, Suite 3858, Hollywood, Florida 33021. All notices to be given to the parties shall be given at the addresses stated above unless and until some other place is designed in writing by the respective party and in accordance with the Main Lease.

d) Nothing in this Sublease Agreement is intended to conflict with the terms of the Main Lease or with any of the rights accorded the Lessor in the Main Lease.


Executed on the day and year first above written.

SUBLESSOR                               SUBLESSEE


COMMODORE CRUISE LINE, LIMITED          NEW COMMODORE CRUISE LINES LIMITED


By:/s/ Thomas Forss                     By:/s/Alan Pritzker
   ------------------------                --------------------------
Name: Thomas Forss                      Name: Alan Pritzker
     ----------------------                  ------------------------
Title: procure holder                   Title: V.P. Finance
      ---------------------                   -----------------------
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                                 Attachment A

Attachment A consists of 6 pages describing each piece of equipment being leased including: quantities and types, descriptions, plant order numbers, serial numbers, price, lease rate, payment terms, lease option code, purchase option code, estimated shipment date, total rent and payment period.